Apollo Solar Energy, Inc.
阿波罗太阳能有限公司

and
及

Bengbu Glass Industry Design Institute
蚌埠玻璃工业设计研究院

Amendment No. 1 to Common Stock Purchase Agreement

普通股认购协议第一修正案

January 20, 2010

AMENDMENT NO. 1 TO COMMON STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO COMMON STOCK PURCHASE AGREEMENT (this “Amendment”) is entered into at Beijing, PRC, as of January 20, 2010, by and between:
本普通股认购协议第一修正案（“本修正案”）于二零一零年一月_____日由以下双方在中国北京市签署：

Apollo Solar Energy, Inc. (the “Company”), a company duly incorporated and validly existing under the Laws of Nevada, with its registered address at 502 East John Street, Carson City, Nevada, 89706, United States; and
阿波罗太阳能有限公司（以下简称为 “公司”)，一家依照美国内华达州法律注册并合法存续的公司，其注册地址为：502 East John Street, Carson City, Nevada, 89706。

Bengbu Glass Industry Design Institute (the “Purchaser”), a limited liability company duly incorporated and validly existing under the Laws of the PRC, with its address at 1047 Tushan Road, Bengbu, Anhui Province, PRC.
蚌埠玻璃工业设计研究院（以下简称为“认购人”），一家依照中华人民共和国法律注册并合法存续的有限责任公司。其注册地址为：中华人民共和国安徽省蚌埠市涂山路1047号。

RECITALS
序言

WHEREAS, the Company and the Purchaser entered into that certain Common Stock Purchase Agreement, dated as of November 20, 2009 (the “Original Agreement”) pursuant to which the Purchaser agreed to purchase 9,000,000 shares of the Company’s Common Stock for an aggregate purchase price of US$9,000,000, following satisfaction by each of the parties of the closing conditions contained in the Original Agreement.
公司和认购人于二零零九年十一月二十日签署了普通股认购协议（“原认购协议”）。依据原认购协议，在交割的所有条件满足或放弃后，公司将向认购人发行、出售且认购人将从公司购买9,000,000普通股，总购买价为9,000,000美元。

WHEREAS, the Company and the Purchaser originally intended that the Closing would occur as contemplated on or before January 20, 2010 (the “Original Termination Date”).
公司和认购人原定的交割时间不迟于是二零一零年一月二十日 （“原定终止日”）。

WHEREAS, although the Purchaser has endeavored to fulfill the closing conditions set forth in the Original Agreement, the Purchaser is currently awaiting receipt of certain governmental authorizations as contemplated in Section 6.3 of the Original Agreement.
尽管认购人积极履行原认购协议的各项交割条件，认购人仍然在等待原认购协议第6.3条中规定的政府机关的授权、批准、弃权或许可。

WHEREAS, the Company has agreed to extend the Original Termination Date through March 31, 2010 to permit the Purchaser to obtain all governmental authorizations it is required to obtain prior to the Closing pursuant to Section 6.3 of the Original Agreement.
公司同意将原定终止日延期至二零一零年三月三十一日，以确保认购人在交割前获取原认购协议第6.3条款中规定的政府机关的授权、批准、弃权或许可。

WHEREAS, pursuant to Sections 8.1 and 16.5 of the Original Agreement, the Company and the Purchaser may amend the Original Agreement to extend the Original Termination Date by mutual written consent.
依据原认购协议第8.1条和第16.5条，公司和认购人可通过双方书面协议修正原认购协议以将原定终止日延期。

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchase agree as follows:
现在，因此，考虑到双方在本修正案中的共同承诺以及其他双方在本修正案中认可的良好的和有价值的对价，公司和认购方同意如下

1.           All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Original Agreement.
除本修正案定义的术语之外，本修正案沿用原认购协议中定义的术语。

2.           The Original Agreement is hereby amended as follows:
原认购协议修正如下:

2.1.                      Section 7 of the Original Agreement is hereby replaced in its entirety with the following:

“The parties agree to act with all deliberate speed to fulfill the conditions to the Closing set forth in Section 6 hereof, and to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Closing on or before March 31, 2010.”
原认购协议第7条修正为:

“各方同意及时采取所有行动，满足本协议第6条规定的交割条件，并尽所有合理的商业努力或促使他人采取所有行动，从事或促使他人从事且在此过程中协助其他方从事所有必要、正确或明智的行动，以最可能快捷的方式使之发生并完成于二零一零年三月三十一日之前的交割。”

2.2.                      Section 8.1(a) of the Original Agreement is hereby replaced in its entirety with the following:

“(a)          at the election of the Purchaser or the Company on or after March 31, 2010, if the Closing shall not have occurred on or before such date, provided that the party seeking termination is not in material default of any of its obligations hereunder, and the right to terminate this Agreement pursuant to this Section 8.1 shall not be available to the party seeking termination if its breach of any provision of this Agreement has been the cause of, or resulted, directly or indirectly, in, the failure of the Closing to be consummated on or before March 31, 2010.”
原认购协议第8.1(a)条修正为:

在二零一零年三月三十一日时或之后，除非通过公司和认购人共同书面同意延期，交割未能在此日期或之前完成，认购人或公司可以终止本协议，如果：协议一方要求终止协议不会构成对其在本协议项下义务的重大违反，但是由于协议一方要求终止协议的行为违背了本协议任何条款而直接或间接引起或导致本协议不能在二零一零年三月三十一日完成交割，则根据本8.1条终止协议的权利不能适用。

3.      Except as amended and set forth above, the Original Agreement shall continue in full force and effect.
除在此修正的条款之外，原认购协议的其他条款依然有效。

4.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Amendment.

本修正案可签署多份文本，每一文本构成本协议的一份原件，但所有的文本一并构成唯一的同一份法律文件。传真和电子邮件发送的签字页复印件为本修正案效力之目的应被视为原件。

5.           Each party irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Amendment, shall be settled by arbitration to be held in Hong Kong by the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Rules then in effect and (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration.  The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.  The parties to the arbitration shall separately pay for an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorneys fees.
每一方不可撤销地 (i) 同意任何因本修正案的解释、理解、履行或违反而引发的争议、争端，应由香港国际仲裁中心根据届时生效的UNCITRAL仲裁规则在香港通过仲裁解决，及 (ii) 最大限度地放弃其现在或将来可能会有的对于仲裁地点选择的反对意见。仲裁员的决?ㄊ侵站值模杂谥俨酶鞣接性际ΑＶ俨迷钡牟镁隹稍谌魏斡泄芟饺ǖ姆ㄔ撼侍霉┲ぁＶ俨酶鞣狡骄值Ｖ俨玫某杀竞涂В恳环蕉雷猿械Ｆ渥陨淼穆墒Ψ押涂В晃ㄇ疤崾侵俨弥惺に叻接腥ù影芩叻绞栈仄浜侠淼某杀竞吐墒Ψ选?/FONT>

6.           This Amendment shall be governed and construed in accordance with the Laws of the State of New York, USA, without regard to the conflicts of laws principles thereof.
本修正案在不考虑法律冲突原则的条件下，受美国纽约州法律管辖并根据美国纽约州法律进行解释。

7.           This Amendment is in the English language only.  Any translation of this Amendment into Chinese or any other language is for convenience purposes only and shall not affect the meaning or interpretation hereof.
本修正案仅以英文撰写。任何中文或其他语言的翻译版本，仅为便利而设，不影响本修正案的含义或解释。

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

兹见证，双方已于本修正案文首所述日期签署本修正案。
COMPANY/公司:	Apollo Solar Energy, Inc.
阿波罗太阳能有限公司

By:	/s/ Hou Renyi
Name: Hou Renyi
姓名：侯仁义
Capacity: Chairman & CEO
职位：董事长兼首席执行官

PURCHASER/认购人:	Bengbu Design & Research Institute for Glass Industry
蚌埠玻璃工业设计研究院
Capacity: Chairman & CEO
职位：董事长兼首席执行官

By:	/s/ Peng Shou
Name: Peng Shou
姓名：彭寿
Capacity: Legal Representative
职位：法定代表人